EXHIBIT 10.25

Plumtree Software, Inc.

Executive Officer Annual Compensation for Fiscal Year Ending December 31, 2005

Name and Principal Position	Expected Annual Salary ($)	Maximum Potential Bonus ($)
John Kunze Chief Executive Officer	300,000	300,000

Paul Ciandrini President and Chief Operating Officer	350,000	800,000

Eric Borrmann Vice President and Chief Financial Officer	230,000	230,000

Ira Pollack Vice President of Worldwide Sales	300,000	200,000	(1)

Eric Zocher Vice President of Engineering	240,000	240,000

Adriana Chiocchi Vice President, General Counsel and Secretary	190,000	114,000

(1)	Ira Pollack’s maximum potential bonus is uncapped and subject to sales performance. For further detail, please refer to the Employment Agreement between Plumtree Software, Inc. and Ira Pollack filed as an exhibit to Plumtree Software, Inc.’s Form 10-Q for the quarter ended June 30, 2004 and filed with the Securities and Exchange Commission on August 6, 2004 (File No. 001-31344).